UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) August 11, 2025

(Date of earliest event reported) August 11, 2025

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street, Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 11, 2025, ONE Gas, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the lenders party thereto.

The Credit Agreement provides for a $250 million unsecured term loan facility. Proceeds of the loans under the Credit Agreement will be available for working capital, capital expenditures, acquisitions, mergers, and other general corporate purposes. The Credit Agreement matures in September of 2026. The loans under the Credit Agreement will bear interest at a “Term SOFR” or a “Base Rate” as specified in the Credit Agreement, plus a margin specified in the Credit Agreement.

The Credit Agreement contains customary conditions to borrowing, and customary affirmative and negative covenants, including a financial ratio maintenance covenant. The Credit Agreement also contains various customary events of default, the occurrence of which could result in a termination of the lenders’ commitments and the acceleration of all of the Company’s obligations thereunder.

Some of the lenders under the Credit Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses. Certain affiliates of the lenders under the Credit Agreement were underwriters of the Company’s prior underwritten note and equity issuances and may serve as underwriters of any future note and/or equity issuances. In addition, certain of the lenders under the Credit Agreement and their respective affiliates act as dealers in connection with the Company’s commercial paper program, and also as managers, forward purchasers and/or forward sellers, including under the Company’s at-the-market equity program.

The foregoing description of the Credit Agreement is not complete and is subject in all respects to the actual provisions of the Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of August 11, 2025, among ONE Gas, Inc., the lenders party thereto from time to time and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 11, 2025

ONE Gas, Inc.

By:	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Vice President, Associate General Counsel and Secretary

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